                                                                      Exhibit 21

                             FIRST MARYLAND BANCORP

                           Subsidiaries of Registrant


                                                        Jurisdiction of
Name                                                    Incorporation
----                                                    -------------
Beechwood Investments Ltd.                              British West Indies
  Beechwood Investments-Chile Ltda                      Chile
     Forestal San Jose, S.A. (Indirect Ownership)       Chile

Compania Caceres Y Virtudes, Grand Cayman               British West Indies
  Portuaria Coronel, S.A.  (Indirect Ownership)         Chile

Compania La Proa, Ltd.                                  British West Indies
  Bemberg Industrial, S.A. (B.I.S.A.)                   Argentina
     (Indirect Ownership)

Fariza Ltd.                                             British West Indies
  Fariza-Chile Ltda                                     Chile
     Forestal San Jose, S.A.  (Indirect Ownership)      Chile

First Center Corporation                                Maryland
  Pratt-Greene Associates Limited Partnership
     (Indirect Ownership)                               Maryland

First Greene Corporation                                Maryland
  Pratt-Greene Associates Limited Partnership
     (Indirect Ownership)                               Maryland

First Maryland Capital I                                Delaware

First Maryland Capital II                               Delaware

First Maryland Commercial Holdings Corporation          Maryland

First Maryland Foundation, Inc.                         Maryland

First Maryland Holdings Corporation                     Maryland
  First Manufactured Housing Credit Corporation         New York
     First Carolina Financial Corporation               South Carolina

First Maryland Leasecorp                                Maryland

                                                        Jurisdiction of
Name                                                    Incorporation
----                                                    -------------
First Maryland Life Insurance Company                   Arizona

First Maryland Mortgage Corporation                     Maryland
     Noteco, Inc.                                       District of Columbia

First Maryland Personnel Services, Inc.                 Maryland

The First National Bank of Maryland                     United States
  Allied Investment Advisors, Inc.                      Maryland
  ARK Insurance Group, Inc.                             Maryland
  EMS Financial, Inc.                                   Pennsylvania
  FMB Trust Company, National Association               United States
  First Maryland Bancorp Fund, L.P (indirect ownership) Delaware
  First Maryland Annuities Agency Corporation           Maryland
  First Maryland Brokerage Corporation                  Maryland
  Sussex Capital Corporation                            Delaware
  CH Allentown, L.L.C.                                  Maryland
  CH Bowie Park, Limited                                Maryland
  CH Burtonsville, L.L.C.                               Maryland
  CH Naples, L.L.C.                                     Maryland
  CH Wyemoor Limited L.L.C.                             Maryland
  Chesapeake Holdings 198, L.L.C.                       Maryland
  Chesapeake Holdings Riva Road, L.L.C.                 Maryland
  Chesapeake Holdings Company                           Maryland
  Chesapeake Holdings II, Limited                       Maryland
  Chesapeake Holdings (VA) III, Limited                 Maryland
  Chesapeake Holdings BP Development, Limited           Maryland
  Chesapeake Holdings BP Property, Limited              Maryland
  Chesapeake Holdings Belmont, L.L.C.                   Maryland
  Cheaspeake Holdings Dorsey Road, L.L.C. (MD)          Maryland
  Chesapeake Holdings Fort Myers, Limited Corporation   Maryland
  Chesapeake Holdings Nottoway, Limited                 Maryland
  Chesapeake Holdings Melwood, L.L.C.                   Maryland
  Chesapeake Holdings Presidential, L.L.C.              Maryland
  Chesapeake Holdings Radio, Limited                    Maryland
  Chesapeake Holdings Rainbow, L.L.C. (inactive)        Maryland
  Chesapeake Holdings Riverside, Limited                Maryland
  Chesapeake Holdings Somerset, L.L.C. (inactive)       Maryland
  Chesapeake Holdings Sun Marine, Limited (inactive)    Maryland
  Republic Loan Holding, L.L.C.                         Maryland
  Chesapeake Holdings Winchester, Limited               Maryland
  York East Manchester Land, Inc.
     f/k/a York Elizabethtown Land, Inc.                Pennsylvania
  York Outlet, Limited                                  Maryland
  York Reading Land, Inc.                               Pennsylvania
  York Realty Holding Company, Inc.                     Maryland

                                                        Jurisdiction of
Name                                                    Incorporation
----                                                    -------------
  York Wyndham Land, Inc.                               Pennsylvania
   Financial Land Company                               Pennsylvania

First National Mortgage Corporation                     Maryland

First Omni Bank, National Association                   United States

Hopper Soliday & Company, Inc.                          Pennsylvania

Indian River Capital Corporation                        Delaware

Juragua Limited                                         British West Indies
  Inversiones Industriales SA (Indirect Ownership)      Chile

Melquiades Limited                                      British West Indies
  Jugos del Sur, S.A. (Indirect Ownership)              Argentina
  Jugos Alcon  (Indirect Ownership)                     Argentina

Santelices Limited                                      British West Indies
  Inversiones Industriales SA (Indirect Ownership)      Chile

Williams, Daniels & Associates, Inc.
  f/k/a  First Maryland Agency Incorporated             Maryland

Zirkin-Cutler Investments, Inc.                         Maryland
